UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously reported in our Current Report on Form 8-K filed on March 19, 2015, we, through GAHC3 Nebraska Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into an asset purchase agreement on March 13, 2015 with Dial-Ridgewood Senior Living, L.L.C. and Silvercrest Fountain View Independent Living L.P., or collectively, the Seller, unaffiliated third parties, to purchase Nebraska Senior Housing Portfolio located in Omaha, Nebraska and Bennington, Nebraska, for an aggregate purchase price of $66,000,000, plus closing costs.

On May 29, 2015, we acquired Nebraska Senior Housing Portfolio from the Seller for $66,000,000, plus closing costs. We financed the purchase of Nebraska Senior Housing Portfolio using cash on hand from the net proceeds of our initial public offering. In connection with the acquisition of Nebraska Senior Housing Portfolio, we paid to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates, an acquisition fee in cash of $1,485,000, or 2.25% of the contract purchase price. We operate Nebraska Senior Housing Portfolio utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a "RIDEA" structure.

Nebraska Senior Housing Portfolio is comprised of two senior housing facilities located in Omaha, Nebraska and Bennington, Nebraska. The senior housing facility located in Omaha is a three-story, single-building facility that consists of approximately 147,000 square feet and situated on approximately 5.85 acres of land with a total of 114 units, 75 of which are designated to independent living, 24 of which are designated to assisted living and 15 of which are designated to memory care. The senior housing facility located in Bennington is a three-story, single-building facility that consists of approximately 135,000 square feet and situated on approximately 9.01 acres of land with a total of 106 units, 39 of which are designated to independent living, 51 of which are designated to assisted living and 16 of which are designated to memory care. Nebraska Senior Housing Portfolio currently has an overall occupancy of 94.5%.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements.
It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.
See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

June 4, 2015	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer